                                                                     Exhibit 4.2


                               ALTERA CORPORATION

                       RESTRICTED STOCK PURCHASE AGREEMENT

        THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of ________, 2002, by and between Altera Corporation, a Delaware corporation (the "Company"), and George Papa ("Recipient").

                               W I T N E S S E T H

        WHEREAS, Recipient is a newly hired employee of the Company;

        WHEREAS, the Company believes that Recipient will be a valuable contributor to the Company and has determined that it would be in the interests of the Company and its stockholders to sell the Shares (as defined below) provided for in this Agreement to Recipient (i) as an inducement essential to the Recipient's entering into an employment contract with the Company, (ii) as compensation for the compensation and benefits that Recipient relinquished when Recipient left his previous employer and joined the Company and (iii) as an incentive for continued service with the Company and increased achievements in the future by Recipient; and

        WHEREAS, on February 15, 2002, the Stock Option Plan Committee of the Board of Directors of the Company approved the issuance of the Shares (as defined below) to Recipient for a consideration of $0.001 per share and this Agreement memorializes such issuance;

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

                                A G R E E M E N T

               1. Restricted Stock Purchase.

                      (a) The Company will issue and sell to Recipient fifty thousand (50,000) shares of Common Stock, $0.001 par value per share, of the Company (the "Stock") for a consideration of $0.001 per share ("Purchase Price Per Share") for a total purchase price of Fifty Dollars ($50) (the "Total Purchase Price") within 30 days after the Company's filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission registering the offer and sale of the Stock. The Company shall use its commercially reasonable efforts to file such Registration Statement within 30 days after the date of this Agreement. Payment for the Stock in the amount of the Total Purchase Price shall be made to the Company upon execution of this Agreement. Such payment shall be made in the form of a check. The Stock certificate(s) evidencing the Stock will be retained by the Company, accompanied by (i) blank stock powers executed by Recipient and Recipient's spouse, if any, and (ii) a consent of spouse (if any), for the period during which the Stock constitutes Restricted Stock (as defined below) pursuant to the terms of Sections 2 and 3 hereof.

                      (b) All shares of Stock issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The term "Stock," in addition to the shares purchased pursuant to this Agreement, also refers to all securities received in replacement of the Stock, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Recipient is entitled by reason of Recipient's ownership of the Stock.

               2. Restrictions.

                      (a) No Stock issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Recipient prior to the date when the Recipient shall become vested in such Stock pursuant to Section 3 or 4 hereof, and such Stock shall constitute "Restricted Stock" until such date. Any attempt to transfer Stock in violation of this Section 2 shall be null and void and shall be disregarded by the Company.

                      (b) In addition, Restricted Stock shall be subject to a repurchase option in favor of the Company (the "Repurchase Option"). The Repurchase Option shall be subject to the following terms and conditions:

                             (i) Upon termination of Recipient's employment with
the Company or any of its subsidiaries, the Company, for a period of ninety (90) days from the date of such termination, shall have an irrevocable, exclusive option to repurchase any or all Restricted Stock from Recipient or any person receiving the Restricted Stock by operation of law or other involuntary transfer, at the original Purchase Price Per Share for the Restricted Stock. The Repurchase Option may be assigned by the Company to any third person or entity.

                             (ii) The Repurchase Option shall be exercised by
written notice by the Company or its assignee to Recipient or his executor and, at the Company's or its assignee's option, by delivery to the Recipient or his executor, with such notice, of (A) a check in the amount of the Purchase Price Per Share for the Restricted Stock being repurchased, (B) in the event that Recipient is indebted to the Company or its assignee, by cancellation by the Company or its assignee of an amount of such indebtedness equal to the Purchase Price Per Share for the Restricted Stock being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such Purchase Price Per Share. Upon delivery by the Company or its assignee of such notice and payment of the Purchase Price Per Share, the Company or its assignee shall become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its or its assignee's own name the number of shares of Restricted Stock being repurchased by the Company or its assignee, without further action by Recipient.

                      (c) For purposes of facilitating the enforcement of the provisions of this Section 2, Recipient agrees that (i) the stock certificate(s) evidencing the Stock will be retained by the Company to be held in escrow for so long as such Stock remains Restricted Stock, (ii) Recipient shall promptly deliver to the Secretary or Assistant Secretary of the Company, or their designee, (A) an Assignment Separate from Certificate, in substantially the form of that attached hereto as Exhibit A, executed in blank by Recipient and Recipient's spouse (if any) with respect to each stock certificate evidencing the Stock, and (B) if Recipient is married, a Consent of Spouse in substantially the form of that attached hereto as Exhibit B, and (iii) the Company shall have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. Recipient hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Recipient agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.

              3. Vesting. For purposes of this Agreement, the term "vest" shall mean with respect to any share of the Stock that such share is no longer Restricted Stock subject to the restrictions on transfer set forth in Section 2 and that such share is released from the Repurchase Option. If Recipient would become vested in any fraction of a share of Stock on any date, such fractional share shall not vest and shall remain Restricted Stock until the Recipient becomes vested in the entire share. The shares of Stock subject to this Agreement shall, subject to Section 2, vest with respect to one-fourth of the Stock on each anniversary of Recipient's hire date of February 19, 2002, such that all the shares of Stock shall vest on the fourth anniversary of such date.

              4. Withholding of Taxes. Recipient shall provide the Company with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an "83(b) Election"), a form of which election is attached hereto as Exhibit C. If Recipient makes a timely 83(b) Election, Recipient shall immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If Recipient does not make a timely 83(b) Election, Recipient shall, either at the time that the restrictions lapse under this Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If, upon written request by the Company, Recipient fails to pay the Company such amount in a timely manner, the Company shall have the right to deduct such amount from any sum(s) due Recipient from Company and shall also have the right to sell a sufficient number of shares of the Stock to satisfy such tax obligation.

               5. Additional Securities. Any securities received as the result of ownership of Restricted Stock (hereinafter called "Additional Securities"), including, without limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be retained by the Company in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities. Additional Securities shall be subject to the provisions of Sections 2 and 3 above in the same manner as the Restricted Stock.

               6. Legends; Stop Transfer.

                      (a) All certificates for shares of the Stock shall bear substantially the following legends:

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                      (b) The certificates for shares of the Stock shall also bear any other legends required by applicable state corporate or securities laws.

                      (c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Stock in its stockbooks, and shares of the Stock shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") covering such shares.

               7. NO EFFECT ON TERMS OF EMPLOYMENT. THIS AGREEMENT SHALL NOT CONFER UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF RECIPIENT'S EMPLOYMENT WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF RECIPIENT OR THE COMPANY TO TERMINATE RECIPIENT'S EMPLOYMENT WITH THE COMPANY AT ANY TIME FOR ANY REASON WITH OR WITHOUT CAUSE OR CHANGE THE TERMS OF EMPLOYMENT OF RECIPIENT.

               8. California Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California as permitted by Section 1646.5 of the California Civil Code (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

               9. Notice. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the office of the

Company at 101 Innovation Drive, San Jose, CA 95134, and any notice to be given to Recipient shall be addressed to him at the address given by Recipient beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

               10. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, "Recipient" as used in this Agreement shall include Recipient's executor, administrator or other legal representative or the person or persons to whom Recipient's rights pass by will or the applicable laws of descent and distribution.

               11. Severability. If any provisions of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, as determined by such party in its sole discretion, than this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

               12. Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section 12 will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

               13. Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supercede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Purchase Agreement as of the date first above written.


ALTERA CORPORATION,                      RECIPIENT:
a Delaware corporation

By:
    --------------------------------     ---------------------------------------
    Nathan Sarkisian                     George Papa
    Senior Vice President & CFO

                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned ("Recipient") and Altera Corporation, Inc. dated as of ________, 2002 (the "Agreement"), Recipient hereby sells, assigns and transfers unto _______________ _________________ (_________) shares of Common Stock of Altera Corporation standing in Recipient's name on the books of said corporation represented by Certificate No. ____ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.


Dated:                  , 20           By:
      -----------------      ----          -------------------------------------
                                           George Papa


                                       By:
                                           -------------------------------------
                                           Signature of Spouse, if any


                                       -----------------------------------------
                                       Print Name of Spouse, if any

                                   [ ] Check this box if you do not have
                                       a spouse.

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Recipient.

                                    EXHIBIT B

                                 SPOUSE CONSENT


        The undersigned spouse of George Papa (the "Purchaser") has read, understands and hereby approves all the terms and conditions of the Restricted Stock Purchase Agreement dated as of ________, 2002 (the "Agreement"), by and between Purchaser and Altera Corporation, a Delaware corporation (the "Company"), pursuant to which Purchaser has purchased fifty thousand (50,000) shares of the Company's Common Stock, $0.001 par value per share (the "Shares").

        In consideration of the Company granting my spouse the right to purchase the Shares under the Agreement, I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement (including but not limited to the Company's Repurchase Option contained therein) and further agree that any community property interest I may have in the Shares will be similarly bound by the Agreement.

        I hereby appoint Purchaser as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement and with respect to the making and filing of an election under Internal Revenue Code Section 83(b) in connection with the purchase of the Shares.

Dated:                , 2002
       ---------------

                                       -------------------------------------
                                       Signature of Spouse, if any


                                       -------------------------------------
                                       Print Name of Spouse, if any

                                       [ ] Check this box if you do not have
                                           a spouse.

                                    EXHIBIT C

                       ELECTION UNDER SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in gross income for the Taxpayer's current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.      TAXPAYER'S NAME:
                                       -----------------------------------------

        TAXPAYER'S ADDRESS:
                                       -----------------------------------------


                                       -----------------------------------------

        SOCIAL SECURITY NUMBER:
                                       -----------------------------------------

2. The property with respect to which the election is made is described as follows: _____________ shares of Common Stock, $0.001 par value per share, of Altera Corporation, a Delaware corporation (the "Company"), which is Taxpayer's employer or the corporation for whom the Taxpayer performs services.

3. The date on which the shares were transferred was _______________ and this election is made for calendar year 200__.

4. The shares are subject to the following restrictions: The Company may repurchase all or a portion of the shares at the Taxpayer's original purchase price under certain conditions at the time of Taxpayer's termination of employment or services.

5. The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $______ per share at the time of transfer.

6.      The amount paid for such shares was $_____ per share.

7.      The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS"), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
       -------------------              ----------------------------------------
                                        Taxpayer's Signature


                                      C-1